Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor contact: Susan Cole-Conner 214-234-4140
Media contact for Pegasus Solutions: Brian Cummings 214-521-8596 cummings@mbapr.com	Media contact for Prides Capital Partners: Hank Lawlor 617-778-9222 hank@pridescapital.com
Pegasus Solutions, Inc. to be Acquired by an Equity Group
Led by Prides Capital Partners, LLC
for Approximately $275 million
DALLAS, December 19, 2005 — Pegasus Solutions, Inc. (Nasdaq: PEGS) announced today that it has executed a definitive merger agreement with an equity group led by Prides Capital Partners, LLC, including entities affiliated with Prides, Tudor Investment Corporation and Belfer Management. The transaction is valued at approximately $275 million. Under the terms of the merger agreement, Pegasus stockholders not affiliated with the investment group will receive $9.50 in cash for each share of Pegasus common stock they hold.
“We are very pleased with the results of our strategic alternative review,” said John F. Davis III, president, chief executive officer and chairman of Pegasus Solutions. “Our focus will continue to be on delivering technology and business process solutions that help hotels and travel distributors come together to maximize revenue and profitability.”
After unanimous recommendation by the corporate strategy committee, which is made up entirely of non-management members of the board of directors, Pegasus’ board of directors approved the merger agreement and recommended to Pegasus’ stockholders that they adopt the agreement. Completion of the transaction is contingent on, among other things, regulatory review, approval by the stockholders of Pegasus and funding of debt to complete the acquisition. The transaction is expected to close in the first half of 2006.
“We will maintain the same service lines and products and will continue to focus on improving those products and the speed with which we bring them to market,” noted Bob Boles, Pegasus’ chief operating officer.

Davis noted that Prides Capital and the other members of the investment group—many of whom are existing Pegasus stockholders—are committed to long-term investing. “This acquisition sends a clear message that we intend to renew our leadership within the travel industry,” Davis said.
“Pegasus exemplifies the kind of company we look for as a part of our investment portfolio,” said Kevin Richardson, Prides Capital’s managing partner. “We have a high regard for the quality of the business and management’s focus on meeting customer needs in the dynamic travel industry.”
Bear, Stearns & Co. Inc. acted as financial advisor to Pegasus and provided a fairness opinion to the board of directors of Pegasus in connection with the transaction. Locke Liddell & Sapp LLP acted as legal advisor to Pegasus in connection with the transaction. Simpson Thacher & Bartlett LLP acted as legal advisor to Prides Capital in connection with the transaction. J.P. Morgan Securities is arranging the debt financing.
Concurrently with the execution of the merger agreement, Pegasus amended the Rights Agreement between Pegasus and American Securities Transfer & Trust, Inc., the company’s stock transfer agent, so that none of the execution, delivery or performance of the merger agreement, the consummation of the merger or any of the other transactions contemplated by and pursuant to the merger agreement will trigger the separation or exercise of the stockholder rights or any adverse event under the Rights Agreement.
About Pegasus
Dallas-based Pegasus Solutions, Inc. (Nasdaq: PEGS) is a global leader in providing technology and services to hotels and travel distributors. Founded in 1989, Pegasus’ customers include a majority of the world’s travel agencies and more than 60,000 hotel properties around the globe. Pegasus’ services include central reservation systems, electronic distribution services, commission processing and payment services, and marketing representation services, including the consumer Web site, www.hotelbook.com™. The company’s representation services, including Utell by Pegasus™ and Unirez by Pegasus™, are used by nearly 7,000 member hotels in 140 countries, making Pegasus the hotel industry’s largest third-party marketing and reservations provider. Pegasus has 18 offices in 13 countries, including regional hubs in London, Scottsdale and Singapore. For more information, please visit www.pegs.com.
About Prides Capital Partners, LLC
Prides Capital, based in Boston and San Francisco, specializes in strategic block, active investing in small- and micro-cap public and private companies. In partnership with its management teams, Prides seeks to create value through strategic, operational and financial assistance. For more information, please visit http://www.pridescapital.com.
About Tudor
Founded in 1980, The Tudor Group is a leading alternative asset management firm consisting of Tudor Investment Corporation and its affiliates. Managing over $13 billion, the firm’s investment capabilities are broad and diverse. The Tudor Group is active in global macro trading, equity investing in the U.S., Europe and Asia, emerging markets, commodities, event driven strategies and technical trading systems.

Additional Information and Where to Find It
In connection with the proposed merger, Pegasus will be filing a proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF PEGASUS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the proxy statement and other documents when they become available by contacting Pegasus Investor Relations through the Pegasus Web site at www.pegs.com, or by mail at Pegasus Investor Relations, Campbell Centre I, 8350 North Central Expressway, Suite 1900, Dallas, Texas 75206, or by telephone at (214) 234-4140. In addition, documents filed with the SEC by Pegasus are available free of charge at the Securities and Exchange Commission’s web site at http://www.sec.gov.
Pegasus and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Pegasus in connection with the proposed transaction. Information concerning the special interests of these directors, executive officers and other members of Pegasus’ management and employees in the proposed transaction will be included in the proxy statement of Pegasus described above. Information regarding Pegasus’ directors and executive officers is also available in its proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on March 17, 2005. This document is available free of charge at the SEC’s Web site at www.sec.gov and from Investor Relations at Pegasus as described above.
Safe Harbor
Some statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding future events, financial projections, transactions described in this document (including those relating to the proposed merger), estimated transaction volumes and expected average daily room rates, as well as management’s expectations, beliefs, hopes, intentions or strategies regarding the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from current expectations. Factors that could cause or contribute to such difference include, but are not limited to, terrorist acts or war, global health epidemics, variation in demand for and acceptance of the company’s products and services, the level of product and price competition from existing and new competitors, delays in developing, marketing and deploying new products and services, any strategic alternative undertaken by the company, as well as other risks identified in the company’s Securities and Exchange Commission filings, including those appearing under the caption Risk Factors in the company’s Annual Report on Form 10-K for the year ended December 31, 2004. Furthermore, Pegasus may not be able to complete the proposed transaction on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including but not limited to the failure (i) to obtain approval of our stockholders, (ii) to obtain regulatory approvals, (iii) of the purchasers to obtain the necessary financing or (iv) to satisfy other closing conditions contained in the merger agreement. The factors described in this paragraph and other factors that may affect our business or future financial results are discussed in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2004 and Form 10-Q for the quarter ended September 30, 2005, a copy of which may be obtained from us without charge. The company undertakes no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.
###